SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 ON

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	June 24, 2002

SKYWEST, INC.

(Exact name of registrant specified in its charter)

Utah	000-14719	87-0292166

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

444 SOUTH RIVER ROAD
ST. GEORGE, UTAH	84790

(Address of principal executive offices)	(Zip code)

(435) 634-3000

(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS
ITEM 7 (c). EXHIBITS
SIGNATURES

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

SkyWest, Inc. (NASDAQ/NNM: SKYW) is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to its Current Report on Form 8-K dated June 24, 2002 and filed with the Securities and Exchange Commission on June 28, 2002 (the “Original Form 8-K”). This Amendment revises the Original Form 8-K to report that the Registrant will not file a copy of a letter from Arthur Andersen LLP (“Arthur Andersen”) as originally contemplated. Arthur Andersen has informed the Registrant that Arthur Andersen has declined to issue a letter (as required by Item 304 (a) (3) of Regulation S-K) in connection with a change in certifying accountant because Arthur Andersen lacks the resources necessary to issue such a letter.

On June 24, 2002, SkyWest, Inc. dismissed Arthur Andersen as its independent auditor and appointed KPMG LLP as its new independent auditor, effective immediately. These actions were approved by the Registrant’s Board of Directors upon the recommendation of its Audit Committee.

During the two most recent years ended December 31, 2001 and 2000, and the subsequent interim period through the date of this report, there was no disagreement between the Registrant and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of such disagreement in connection with its reports, and there occurred no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

The audit reports of Arthur Andersen on the consolidated financial statements of the Registrant for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent years ended December 31, 2001 and 2000, and the subsequent interim period through the date of this report, the Registrant did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Registrant provided a copy of the foregoing disclosures to Arthur Andersen, but Arthur Andersen has declined to issue a letter as required by Item 304 (a) (3) of Regulation S-K. The Registrant has been informed by Arthur Andersen that Arthur Andersen does not have the resources available at its Salt Lake City office to take the action necessary to prepare and issue such a letter.

ITEM 7 (c). EXHIBITS

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SKYWEST, INC.

By	/s/ Bradford R. Rich

Executive Vice President, Chief Financial Officer and Treasurer

Dated: July 15, 2002